What Happens Inside Our Buildings Matters Most Capital One Securities 2nd Annual REIT Conference | January 10-11, 2022

Forward-Looking Statements This presentation contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this presentation include, but are not limited to, all statements regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities, our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities, our expectations regarding Avamere’s ability to timely satisfy its contractual lease obligations, and our strategic and operational plans, as well as all statements regarding expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, projected expenses and capital expenditures, competitive position, growth opportunities and potential investments, plans and objectives for future operations and compliance with and changes in governmental regulations. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast— that could cause actual results to differ materially from those set forth in or implied by our forward-looking statements. These risks and uncertainties include but are not limited to: the ongoing COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and measures intended to prevent its spread, and the related impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021; our ability to raise capital through equity and debt financings; risks associated with our investment in the Enlivant Joint Venture; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities. Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements made in this presentation are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 2 Disclaimers

Tenant and Borrower Information This presentation includes information (e.g., EBITDARM Coverage and Occupancy Percentage) regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this presentation has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures related to Sabra Health Care REIT, Inc., including annualized cash NOI, net debt to adjusted EBITDA and funds from operations (FFO). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions” in the Appendix, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are also included in the Appendix to this presentation. January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 3 Disclaimers

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 4 Our passion for quality care and deep industry experience uniquely position Sabra to succeed in the dynamic healthcare real estate market. We have the size, know-how and resilient balance sheet necessary to deliver long-term value to shareholders. Uniquely Positioned to Thrive

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 5 “We know what happens inside our buildings matters most. That’s why we align ourselves with operators who skillfully and compassionately care for the residents and patients in the buildings we own.” -Rick Matros (he/him), Chief Executive Officer STRATEGY

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 6 Our Strategy — Passion Meets Know-how Unique, Accretive Investments - Utilize our operational and asset management experience to identify and capitalize on new opportunities where off-market price dislocation exists. Support Operator Expansion - Be the capital partner of choice for the expansion and growth of leading operators with regional expertise and concentrated in markets with favorable demographics. Structure deals opportunistically across the capital stack. Creatively Financed Development - Pursue strategic development opportunities and long-term partnerships with leading developers. Optimize Portfolio - Continue to curate our portfolio to optimize diversification and maintain a mix of assets well-positioned for the future of healthcare delivery. STRATEGY

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 7 “By consistently and deliberately executing our strategy, we deliver long-term value to our shareholders and provide the capital our tenants need to invest in their business and deliver quality care.” -Talya Nevo-Hacohen (she/her), Chief Investment Officer STRATEGY IN ACTION

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 8 Expanding our Relationship with RCA STRATEGY IN ACTION ▪ On October 15, 2021, Sabra closed on the first tranche of the previously announced $325 million mortgage loan, that when fully funded, will be secured by eight inpatient addiction treatment centers operated by Recovery Centers of America Holdings, LLC (“RCA”) located in the Northeast and Midwest regions of the US (the “RCA Mortgage Loan”). ▪ The first tranche, totaling $290 million, is secured by mortgages on six of the eight addiction treatment centers. Funding of the $35 million second tranche is contingent upon the portfolio and the remaining two centers achieving specific performance metrics.

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 9 Good for the Planet. Good for Our Stakeholders. Our inaugural ESG report is available on our website at sabrahealth.com. “ESG principles are intrinsically tied to our objective to drive shareholder value by operating efficiently, sustainably and with our stakeholders’ best interest in mind.” -Rick Matros (he/him), Chief Executive Officer ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Committed to Diversity, Equity & Inclusion 57% As of December 31, 2021, women comprised 57% of our workforce and 64% of our management-level/leadership roles. 26% As of December 31, 2021, 26% of our team members self-identified as being members of one or more ethnic minorities. We believe our ethnic diversity is higher than reported as another 26% of our team members chose not to self-identify. January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 10 ENVIRONMENTAL, SOCIAL AND GOVERNANCE

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 11 Ethics. Transparency. Accountability. Our strong, independent board brings unique skill sets and relevant experience that enrich our decision making. Healthcare Real Estate Finance Leadership Portfolio Management ESG Regulatory Risk Management Policy ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Success Is Predicated on a Healthy Portfolio January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 12 1 Excludes (i) one real estate property held for sale as of September 30, 2021 and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units. 2 Occupancy Percentage and Skilled Mix (together, “Operating Statistics”) and EBITDARM Coverage include only Stabilized Facilit ies owned by the Company as of September 30, 2021 and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended September 30, 2021 and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after June 30, 2021. 7 Years Wtd. Avg. Remaining Lease Term 447 Investments1 2.09x 1.09x 76 Relationships 40% Skilled Mix2 Average Occupancy Percentage2 71% 78% 79% 83% SH - Leased SH - Managed Hosp./Oth.SNF/TC SNF/TC/Hosp./Oth. SH - Leased Rent Coverage2 PORTFOLIO As of September 30, 2021

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 13 Delivering Quality Care

1 Concentrations are calculated using Annualized Cash NOI and exclude (i) one real estate property held for sale as of September 30, 2021 and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments and investments in loans receivable and other investments. See the Appendix to this presentation for the definition of Annualized Cash NOI. Diverse Portfolio, Positioned to Perform January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 14 Relationship Concentration1 Asset Class Concentration1 PORTFOLIO Avamere Family of Companies, 9.3% North American Healthcare, 7.9% Signature Healthcare, 7.9% Cadia Healthcare, 7.6% Signature Behavioral, 7.1%Holiday, 4.4% Enlivant, 1.2% Other, 2.6% Other, 52.0% Specialty Hospital and Other, 11.6% Senior Housing - Leased, 10.6% Senior Housing - Managed, 8.2% Interest and Other Income, 2.2% Skilled Nursing/ Transitional Care, 67.4% Managed (No Operator Credit Exposure), 8.2% As of September 30, 2021

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 15 “We invest in relationships with operators who are nimble and poised to deliver excellent care now and in the future.” -Peter Nyland, Executive Vice President, Asset Management PORTFOLIO

COVID-19 Impact on Our Business January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 16 PORTFOLIO ▪ From the beginning of the COVID-19 pandemic through December 2021, we have collected 99.5% of our forecasted rents. This includes drawing on a letter of credit to fund $11.9 million of rent from Avamere. While we have agreed to temporary pandemic-related rent deferrals for eight tenants of two to nine months of rent, we have not granted any permanent pandemic- related rent concessions. Total pandemic-related rent deferrals equal $3.1 million (0.7% of Annualized Cash NOI). ▪ Despite the challenges of the pandemic, we have remained vigilant in maintaining a strong balance sheet. ▪ Pro forma for the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024, as of September 30, 2021, we had approximately $1.2 billion of liquidity, consisting of unrestricted cash and cash equivalents of $246.6 million and available borrowings of $1.0 billion under our revolving credit facility. As of September 30, 2021, we also had $497.3 million available under the ATM Program.

COVID-19 Impact on Our Portfolio January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 17 PORTFOLIO AVAMERE ▪ As noted in our September 13, 2021 business update, Avamere has experienced cash flow constraints over the past several months from census declines as a result of a spike in COVID-19 cases in Oregon, Colorado and Washington together with admissions limitations in these states, as well as from increased labor pressure. We have drawn $11.9 million from Avamere’s letter of credit to fund their full rental obligations for September through November 2021 and a portion of December 2021 rental obligations. As of January 5, 2022, rental obligations of $3.6 million and $3.7 million for December 2021 and January 2022, respectively, remain outstanding. ▪ Avamere currently leases 27 facilities from us under a triple-net master lease for a total annual rent of $44.1 million. The lease with Avamere expires on May 31, 2031. For the quarter ended September 30, 2021, we evaluated the impact of these events, and the mitigation efforts that Avamere had advised us it was taking or expected to take, on Avamere’s ability to pay its lease obligations for the remaining term of its lease and concluded that this lease should no longer be accounted for on an accrual basis. We consequently wrote off $25.2 million of non-cash rent receivable balances related to this lease for the quarter ended September 30, 2021. ▪ If the lease is amended in the future, the terms of any such amendment may result in us writing off or accelerating the amortization on all or a portion of the above-market lease intangible asset associated with the Avamere lease, which totaled $19.1 million as of September 30, 2021.

COVID-19 Impact on Our Portfolio (Cont.) January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 18 PORTFOLIO Average occupancy in our portfolio continues to recover despite the surge of the Delta variant in the broader population during the third quarter and has shown resiliency during the Omicron variant surge. Vaccine uptake has been high among patients and residents across the acuity spectrum and infection and mortality rates have remained low despite the rise in COVID-19 cases in the general community. TRIPLE-NET OCCUPANCY ▪ Average occupancy for our Skilled Nursing/Transitional Care portfolio hit a trough in the final weeks of December 2020 and has improved materially since then but the pace of recovery decelerated in the summer as the Delta variant emerged. ▪ Our top eight Skilled Nursing operators, which comprise 68% of our Skilled Nursing rent, saw increased average occupancy of 561 basis points from the late-December 2020 low point through the third week of December 2021. ▪ Excluding Avamere, which has experienced a 23 basis point increase in census since late-December 2020, average occupancy for our remaining top seven skilled nursing operators has increased 668 basis points since late-December 2020. Avamere’s occupancy dropped to as low as 69% in the first week of October 2021 as a result of admission restrictions in the states they operate in, but occupancy is at 72% as of the third week of December 2021, primarily reflecting occupancy benefits from the establishment of new COVID- specific units in the state of Oregon. ▪ Skilled Mix census in our Skilled Nursing/Transitional Care portfolio stands 60 basis points higher through December 15, 2021 compared to February 2020, but acuity is normalizing to pre-pandemic levels. ▪ Average occupancy for our same-store Senior Housing - Leased portfolio bottomed out during the first half of February 2021 and has increased 430 basis points through December 15, 2021, an increase of 66 basis points from mid-July 2021. ▪ Excluding one non-stabilized facility, average occupancy from February 2020 through December 15, 2021 for our Specialty Hospitals and Other portfolio increased 215 basis points and has remained strong throughout the pandemic.

COVID-19 Impact on Our Portfolio (Cont.) January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 19 PORTFOLIO SENIOR HOUSING – MANAGED OCCUPANCY ▪ Since the roll-out of the vaccines, we continue to see a greater occupancy recovery in higher-acuity communities where pent-up demand is most apparent. Assisted living and memory care communities lost more occupancy than independent living communities prior to the distribution of vaccines. ▪ Through December 15, 2021, our same-store managed assisted living portfolio had recovered 628 basis points of occupancy since its low in the second half of March 2021. ▪ Our same-store managed independent living portfolio had recovered 134 basis points in occupancy through December 15, 2021 since its low in the first half of May 2021. ▪ Recent labor pressures have slowed the recovery in our Senior Housing – Managed portfolio.

PORTFOLIO

COVID-19: Mitigation (Cont.)[1]

Mitigation Source	Mitigates EBITDARM Reductions	Description	Estimated Available (All Sabra Relationships)
PRF:	Yes	The CARES Act has, to date, appropriated $178 billion to the Provider Relief Fund ("PRF") for hospitals and other health care providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. Thus far, approximately $145 billion of such appropriated amount has been funded through three phases of general distributions, various targeted distributions and certain performance-based incentive payments, with $25.5 billion of additional funding now being distributed to health care providers (comprised of a $17 billion "Phase 4" distribution from remaining PRF allocated funds and $8.5 billion allocated to rural providers via the American Rescue Act passed March 11, 2021). Distribution of funds allocated to rural providers commenced in November 2021 with distribution of PRF allocated funds having commenced in December 2021 (with payment of successful applications expected to continue throughout January 2022).	$250 million
Suspension of Medicare sequestration:	Yes	The CARES Act suspension of the Medicare sequester (2% of all Medicare fee-for-service payments) has been extended to March 31, 2022 after which a 1% payment adjustment will be in effect from April through June 2022.	$20 million
FMAP:	Yes	The Families First Coronavirus Response Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020 with continuation through March 31, 2022. States have discretion regarding the distribution of these funds to various healthcare providers.	$110 million
AAMP:		The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for one year from when the first loan disbursement was made and will be interest-free for up to 29 months.	$140 million [2,3]
Employer payroll tax delay:		Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program (see PPP below).	$40 million [2]
PPP:	Potentially	The Paycheck Protection Program ("PPP") established by the CARES Act has thus far been authorized to provide a total of up to $943 billion to fund special new loans to small businesses with fewer than 500 employees that have been affected by COVID-19. Through the PPP, the Small Business Association can provide businesses a maximum loan equal to 2.5x times its average monthly payroll costs, capped at $10 million with an aggregate corporate cap of $20 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven.	$80 million

Total: $640M

[1] The following summarizes the aggregate amounts reported as being received by or made available to our operators from funding sources provided under the CARES Act through September 30, 2021.

[2] Provides additional near-term liquidity for our operators.

[3] Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

SABRA January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 20

COVID-19: Mitigation (Cont.) January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 21 PORTFOLIO ▪ In addition to the $20 million to $50 million that we estimate may still be recognized in earnings by our tenants from funds they have already received from the PRF, we expect our tenants to receive additional funding to help support their operations. On September 10, 2021, the U.S. Department of Health and Human Services (“HHS”) announced $25.5 billion in new funding being made available for health care providers affected by the COVID-19 pandemic. ▪ This funding includes $8.5 billion in American Rescue Plan resources for providers who serve rural Medicaid, Children’s Health Insurance Program, or Medicare patients, and an additional $17 billion for Phase 4 of the PRF for a broad range of providers who can document revenue loss and increased expenses associated with the pandemic. We do not yet know how much our tenants will be receiving from the PRF Phase 4 distribution but funds are currently being distributed with payments expected to continue over the course of the next several weeks. ▪ After the distribution of the aforementioned announced funding, there is an estimated $28 billion remaining to be disbursed from the PRF in addition to any previously distributed funds having been or required to be returned by an assortment of health care providers. ▪ Further, HHS recently extended the COVID-19 Public Health Emergency for another 90 days, effective October 18, 2021, which allows HHS to continue providing temporary regulatory waivers, including the waiver of the three-day hospital stay requirement, and new rules to equip skilled nursing facilities and some assisted living operators with flexibility to respond to the COVID-19 pandemic. ▪ Lastly, suspension of the Medicare sequestration and the FMAP funding increase to the states are both effective through March 31, 2022.

Portfolio Spotlight – Behavioral January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 22 PORTFOLIO Recovery Centers of America Monroeville, PA • Purchased a shuttered inpatient rehabilitation facility on a beautiful secluded, wooded site • Invested capital to renovate and reconfigure the building for a new use—inpatient detox and substance use disorder facility • RCA pre-leased the building under a long-term triple-net lease • Facility opened in December 2020, amid the pandemic • Allowed RCA to continue its growth with minimal capital outlay • Accretive transaction for Sabra

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 23 Advancing the Quality of Care We Work with Operators Who Are: • Committed to their mission • Nimble • Regional experts • In markets with favorable demographics • Well-positioned for the future of healthcare delivery OPERATORS

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 24 We Support Our Operators We Invest in Our Tenants’ Success: • Redevelopment • Expansion • Strategic development • Flexible equity and debt capital solutions OPERATORS

Driving Performance with Free Access to Industry-Leading Business Intelligence Tools January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 25 OPERATORS

PointRight Solutions for SNF Tenants January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 26 OPERATORS Data Integrity Audit (DIA) Real-time MDS verification analysis. Ensures accuracy and quality of MDS data with insights into PDPM reimbursement. Each MDS is checked for logical and clinical coding accuracy with helpful alerts to identify quality measure triggers and reimbursement items for compliance monitoring. • Utilizing the DIA tool, Sabra facilities increased reimbursement by $3.64 per day in Q2 2021. PointRight® Pro 30® Rehospitalization PointRight® Pro 30® Rehospitalization shows overall performance with rehospitalization, which clinical cohorts are being manage well and areas for improvement. Performance can be shared over time with healthcare partners for market positioning with key referral and payer sources. • From July 2019 to May 2021, Sabra facilities using Pro 30 have been able to reduce rehospitalization by as much as 0.6%. Five-Star FastTrack PointRight® Five-Star FastTrack® provides interactive monitoring and management of CMS Five- Star Quality Rating performance. The “What If” features allow setting of targets for improvement efforts. Enables proactive Five-Star performance management, helping users quickly attain and maintain optimal Five-Star ratings. • From March 2020 to June 2021, 10% of Sabra facilities have improved to a Five-Star Quality Measure.

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 27 “What started with a single sale/leaseback transaction for a senior living community in Indiana has grown into a multi-state, multi- community relationship. We truly value the collaboration, insight and support we receive from Sabra. Sabra is who we think about first when it comes to a capital partner to support our company’s growth.” – Tom Smith, Chief Executive Officer & Co-Founder Leo Brown Group OPERATORS

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 28 PERFORMANCE “With a strong balance sheet and ready access to capital, Sabra is well-positioned to capitalize on investment opportunities and drive value for our shareholders.” –Michael Costa, Chief Financial Officer

Balanced Capital Structure January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 29 Common Equity Value 59% Secured Debt 2% Unsecured Debt 39% Capital Structure 1 Our diverse menu of capital options and $1.2 billion of available liquidity ensures that we have ready access to low cost capital to fund our growth. Our credit facility contains an accordion feature that can increase the total available borrowings to $2.75 billion (up from $2.0 billion plus CAD $125.0 million today). CONSOLIDATED ENTERPRISE VALUE $5.3B PERFORMANCE 1 As of 9/30/2021. Common equity value estimated using outstanding common stock of 220.9 million shares and Sabra’s closing price of $14.25 as of 1/6/2022.

Sabra 3Q 21 1 Investment grade peers median 2 Net Debt to Adjusted EBITDA 4.81x 3 5.94x Interest Coverage Ratio 5.32x 4.53x Debt as a % of Asset Value 34% 39% Secured Debt as a % of Asset Value 1% 5% Strong Investment-Grade Credit Metrics January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 30 1 Credit statistics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. In addition, the key credit statistics as of September 30, 2021 assume the October 7, 2021 redemption of $300.0 million of 4.80% senior unsecured notes due 2024 was completed as of the beginning of the period presented. 2 Investment-Grade Peers consists of WELL, VTR, OHI and NHI. The metrics used to calculate Investment-Grade Peers Median are sourced from most recent public filings with the SEC and may not be calculated in a manner identical to Sabra’s metrics. 3 Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. PERFORMANCE

Favorable Profile with Staggered Maturities January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 31 PERFORMANCE 1 Assumes the October 7, 2021 redemption of $300 million of 4.8% senior unsecured notes due 2024 occurred as of September 30, 2021. 2 Term loans are pre-payable at par. Weighted Average Interest calculation is inclusive of related interest rate swaps. 3 Revolving Credit Facility is subject to two six-month extension options. (Dollars in millions) Debt maturity profile at September 30, 2021 1 2 3

Attractive Relative Valuation January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 32 PERFORMANCE -10.1% 7.6% 10.3% 20.1% 23.7% 26.1% SBRA OHI NHI LTC CTRE Big 2 Average 8.4% 3.1% 4.6% 6.1% 6.4% 8.7% SBRA Big 2 Average CTRE NHI LTC OHI 8.9x 9.6x 12.5x 14.5x 14.7x 21.7x SBRA OHI NHI LTC CTRE Big 2 Average 19% 13% 18% 54% 40% 63% 67% 87% 77% 8% 59% 32% 14% 5% 38% 1% 5% SBRA CTRE OHI Big 2 Average LTC NHI Senior Housing Skilled Nursing Other Forward FFO multiples 1 Dividend yield 2 Premium / discount to consensus NAV Portfolio composition (% annualized cash NOI) 4 Sources: SNL Financial as of 1/6/2022, unless otherwise noted. 1 Forward FFO multiple is calculated as stock price as of 1/6/2022 divided by the forward four quarter consensus FFO from SNL Financial. 2 Dividend yield is calculated as 3Q 2021 dividends declared per share annualized divided by stock price as of 1/6/2022. 3 Big 2 average consists of WELL and VTR. 4 Represents latest available concentration for peers from company filings as of 1/6/2022. 5 Based on Annualized Cash NOI for the quarter ended 9/30/2021. See the appendix to this presentation for the definition of Annualized Cash NOI. 3 3 3 3 5

Well-Positioned Portfolio January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 33 PERFORMANCE SNF concentration 1 1 Represents latest available concentration and coverage for peers as of 1/6/2022. 2 Based on Annualized Cash NOI as of 9/30/2021 for real estate investments, investments in loans receivable and other investments. See the appendix to this presentation for the definition of Annualized Cash NOI. 3 Represents SNF EBITDARM Coverage for LTC and NHI; total portfolio EBITDARM Coverage for OHI and CTRE. 4 See appendix to this presentation for the definition of EBITDARM Coverage. Top five relationships concentration 1 SNF EBITDARM coverage 1,3 SH EBITDARM coverage 1 67% 32% 60% 77% 87% SBRA NHI LTC OHI CTRE 40% 39% 55% 64% 64% SBRA OHI LTC NHI CTRE 1.09x 0.99x 1.06x 1.06x 1.10x SBRA WELL LTC NHI VTR 1.78x 1.63x 2.08x 2.80x 2.80x SBRA OHI LTC NHI CTRE2 2 4 4

January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 34 Appendix

35 Non-GAAP Reconciliations APPENDIX January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference

36 APPENDIX January 10-11, 2022 Non-GAAP Reconciliations Capital One Securities 2nd Annual REIT Conference

37 APPENDIX January 10-11, 2022 Non-GAAP Reconciliations Capital One Securities 2nd Annual REIT Conference

38 APPENDIX January 10-11, 2022 Non-GAAP Reconciliations Capital One Securities 2nd Annual REIT Conference

39 APPENDIX January 10-11, 2022 Non-GAAP Reconciliations Capital One Securities 2nd Annual REIT Conference

40 APPENDIX January 10-11, 2022 Non-GAAP Reconciliations Capital One Securities 2nd Annual REIT Conference

41 APPENDIX January 10-11, 2022 Non-GAAP Reconciliations Capital One Securities 2nd Annual REIT Conference

Adjusted EBITDA. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger- related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding COVID-19 Pandemic Expenses, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues. The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or Grant Income and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. COVID-19 Pandemic Expenses. COVID-19 Pandemic Expenses consist primarily of (i) personal protective equipment (“PPE”) costs, (ii) incremental labor costs (including bonuses, hero pay and additional labor needed to implement new health and safety protocols) and (iii) incremental supply costs required to implement new health and safety protocols (e.g., disposable food containers and stronger disinfectants), in each case incurred by communities in our Senior Housing - Managed portfolio specifically as a result of the COVID-19 pandemic. EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage. Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 42 APPENDIX Definitions

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and noncash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Grant Income. Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents. Net Debt. The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 43 APPENDIX Definitions

Senior Housing. Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed. Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care. Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other. Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. January 10-11, 2022 Capital One Securities 2nd Annual REIT Conference 44 APPENDIX Definitions